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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                 Current Report Pursuant to Section 13 or 15(d)
                   of the Securities and Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): December 17, 1999



                            METACREATIONS CORPORATION
             (Exact name of registrant as specified in its charter)


                         Commission file number 0-27168



        Delaware                                  95-4102687
(State of incorporation)            (I.R.S. Employer Identification Number)


                  6303 Carpinteria Ave, Carpinteria, CA 93013
                   (Address  of principal executive offices)


                                 (805) 566-6200
              (Registrant's telephone number, including area code)

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ITEM 5. OTHER EVENTS

Please refer to the following press release, dated December 14, 1999, announcing certain changes to the Company's strategic objective:

METACREATIONS TO FOCUS SOLELY ON E-COMMERCE VISUALIZATION SOLUTIONS FOR THE WEB COMPANY TO DIVEST ITSELF OF NON-STRATEGIC SOFTWARE ASSETS

CARPINTERIA, CALIF., DECEMBER 14, 1999 -- MetaCreations Corporation (Nasdaq:
MCRE) today announced that it is moving to one strategic objective, which is to focus solely on e-commerce visualization solutions for the World Wide Web. MetaCreations' e-commerce visualization business is centered on the Company's industry-leading, patented MetaStream technology, specifically for the streaming and display of interactive 3D virtual product presentation over the Web.

The MetaStream 3D streaming technologies are initially being focused on virtual product merchandising for hard goods, such as electronics, apparel, housewares, sporting goods, among others. Forrester Research has stated that these markets are some of the largest and fastest growing segments of e-commerce, growing from $6 billion in 1999 to $45 billion in 2003. In addition, industry analysts such as Forrester, CNET and Jupiter Communications have recognized MetaStream as the leading visualization technology for interactive product merchandising on the Web.

The MetaCreations Board of Directors is enthused about the progress being made by MetaStream.com, MetaCreations' initiative for the delivery of e-commerce visualization solutions. The Company believes that its growth prospects in e-commerce visualization are very substantial. However, the Company no longer sees the professional graphics business as offering growth as compared to its e-commerce visualization opportunities.

As a result, and after careful consideration by the Board of Directors, the Company has made the decision to significantly restructure its business to focus on its e-commerce visualization solutions and to divest its graphics software assets that do not complement this strategy. This will result in the reduction of approximately 100 of MetaCreations' personnel by year end, all of whom are associated with the professional graphics business of the Company. The Company expects to report a loss of approximately $38 million to $42 million this quarter, substantially as a result of this decision. Additionally, the Company expects that revenues this quarter will be significantly less than analysts' forecasts. The Company also expects that cash balances will remain strong at December 31, 1999, approximating $36 million to $38 million, reflecting that most of the charges are non-cash.

At the same time, the Company is aggressively ramping up its personnel and expenditures in MetaStream.com to accelerate the deployment of its e-commerce visualization solutions. MetaStream 3.0 will provide many new, advanced forms of interactivity, improved rendering and compression levels for both 2D and 3D imagery, content security, data collection, and the ability to seamlessly integrate other media types, such as audio, vector graphics, video and object movies. This means that e-retailers can give shoppers the confidence that what they see is what they get. This is a major step forward in moving shoppers past items like books and CDs, to must-see products like personal electronics, apparel, furniture, appliances and automobiles.

The next major version of MetaStream, MetaStream 3.0, is also the enabling technology for a new licensing model for MetaStream, where e-retailers and e-merchandisers will pay license fees to broadcast MetaStream models from their sites. MetaStream.com is currently working with licensees for deployment of MetaStream visualization solutions. The Company expects that MetaStream 3.0 will go into beta version this month, with full release expected during the first quarter of 2000.

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MetaStream has most recently been distinguished by receiving PC Magazine's prestigious 1999 "Technical Excellence" award and Popular Science magazine's "Best of What's New" 1999 award. Co-developed by MetaCreations and the Intel Corporation, MetaStream is currently distributed by Intel through its Web Outfitters service for Pentium III users, by Excite@Home within @Home 1.7, the new version of the @Home client software, and Microsoft Corporation distributes major components of the MetaStream viewer within Windows 98 SE. MetaStream is also available via download from www.metastream.com/plugins.html. In addition, Minolta and Kodak are in the process of manufacturing and marketing MetaStream.com's patented MetaFlash 3D cameras for easier, more efficient capture and creation of MetaStream content.

The Company has engaged the services of Alliant Partners to help with the divestment of the Company's non-strategic assets. Alliant Partners is headquartered in Silicon Valley and provides financial advisory services for technology companies. The Company expects to generate additional cash through the sale of these non-strategic software assets.

The Company will continue to leverage its graphics software technology to develop and deploy strategic authoring capabilities for MetaStream e-commerce visualization. This will include some of the Company's current award-winning 3D products and related technologies. The Company intends to continue providing technical support of all of its products.

About MetaCreations
MetaCreations Corporation is focused on e-commerce visualization solutions for the World Wide Web. MetaCreations' strategy is centered on the Company's MetaStream technology and software tools designed to make the interactive use of photo-realistic 3D on the Web practical and pervasive. MetaStream.com is a joint initiative between MetaCreations and Computer Associates. The Company is headquartered in Santa Barbara County, California and can be reached on the World Wide Web at http://www.metacreations.com. Additional information about MetaStream.com is available at http://www.metastream.com.

These statements regarding estimated results and charges for the quarter are preliminary and based on partial information and management assumptions. MetaCreations expects to announce its actual results for the fiscal year and the quarter at the close of market on or about February 2, 2000.

This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially as a result of a number of risks and uncertainties affecting the Company's business. Such risks include, but are not limited to, the following: no assurance that e-commerce will grow, grow at rates in excess of the professional graphics business or grow at rates suggested by industry analysts; no assurance that MetaCreations' ramping up in its spending on MetaStream.com will accelerate its deployment of e-commerce solutions; no assurance that Meta Stream 3.0 will ship on time or include the functionality as described in this press release; no assurance that MetaCreations' new licensing model for MetaStream will be successful or that e-tailers or e-merchants will pay license fees to broadcast MetaStream models from their Web sites; no assurance that the Company will be able to leverage its graphics software technology to deploy authoring capabilities for MetaStream; no assurances that the Company will be able to sell its non-strategic assets or generate cash from the sale of those assets. For a more detailed discussion of factors that affect MetaCreations' operating results, interested parties should review MetaCreations' SEC reports, including MetaCreations' Annual Report on Form 10-K for the year ended December 31, 1998, and Quarterly Reports on Form 10-Q.

# # #


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MetaCreations, MetaStream and MetaFlash are either registered trademarks or trademarks of MetaCreations Corporation. Other product and company names herein may be trademarks of their respective owners.

Press Contacts:

Terry Kinninger
Chief Financial Officer
(805) 566-6200
terryk@metacreations.com

Betty Franklin
Investor Relations
(805) 566-6289
bettyf@metacreations.com

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          METACREATIONS CORPORATION
                                          (Registrant)


 DATE: DECEMBER 17, 1999                   /s/ TERANCE A. KINNINGER
                                           ------------------------
                                           Terance A. Kinninger
                                           Senior Vice President and
                                           Chief Financial Officer